Adient Investor Meeting January 16, 2019 Exhibit 99.2

Important information Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the impact of tax reform legislation through the Tax Cuts and Jobs Act, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, the ability of Adient to execute its SS&M turnaround plan, the ability of Adient to identify, recruit and retain key leadership, the ability of Adient to meet debt service requirements, the ability and terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, the ability of Adient to effectively integrate the Futuris business, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 filed with the SEC on November 29, 2018 and quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon. This document also contains non-GAAP financial information because Adient’s management believes it may assist investors in evaluating Adient’s on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Investor Meeting: January 2019

Investor Meeting: January 2019 Today’s agenda Douglas Del Grosso President and Chief Executive Officer Adient today CEO 100-day plan Transitioning from 100-day plan Jeffrey Stafeil Executive Vice President and Chief Financial Officer Looking forward

Adient - key messages today Investor Meeting: January 2019 Adient has a solid foundation Internal and external headwinds that impacted FY18 continued into FY19 Case study demonstrating our ability to resolve complex issues; turnaround actions taking root Benchmarking our performance illustrates what can be achieved by fixing our problems Transitioning beyond the 100-day plan, our short and long-term approach Preliminary Q1FY19 results and full year commentary Continuing to take steps to improve the strength and flexibility of Adient’s capital structure

Adient today

Adient is a critical supplier in automotive seating, supplying approximately one out of every three automotive seats worldwide

NYSE: ADNT

FY18 Revenue

~$17.4B
Consolidated revenue

Strong and diversified revenue mix:

Passenger car	~39%
Truck	~23%
CUV / SUV	~38%

~$9.4B
Unconsolidated seating revenue

~$8.8B
Unconsolidated interiors revenue

Global market share*



Adient
33%
Lear
Faurecia
Toyota Boshoku
Magna
Other

Revenue by geography*



Americas
30%
Europe / Africa
27%
Asia / Pacific
6%
China
37%

We supply one out of every three automotive seats worldwide

25M+
seat systems per year

*Adient share includes non-consolidated revenue. Revenue by geography based on FY2018 (consolidated and non-consolidated). Source: External and management estimates.

5
Investor Meeting: January 2019
Adient – Improving the experience of a world in motion

Strong customer diversification Industry leading diversification By customer No customer is greater than 12% of total consolidated sales By platform No platform is greater than ~5% of total consolidated sales Ability to leverage products across customers and regions Scale provides leverage to optimize cost structure Based on ADNT’s FY18 consolidated sales We work with the world’s largest automotive manufacturers across the globe

We generated $9.2B sales revenue in FY2018 We have 21 seating joint ventures* with 45% combined share of the passenger vehicle market Note: Sales revenue and all other data on slide exclude YFAI * Includes five consolidated JVs We have 79 manufacturing locations 4 global tech centers in cities 41 Our Seating joint venture partnerships in China enable us to enjoy a clear leadership position in China 7 We employ 33,000 highly engaged employees including >1,400 engineers

Adient continues to dominate the seat quality category in J.D. Power's China Initial Quality Study with 21 awards in 2018

ADIENT



6 x (2) x 7 (3) x 8 (1)

= **21** awards

for **8** joint ventures

across **13** segments

Segment	Joint venture	Medal	Award
COMPACT LUXURY SUV	SJA	2	**BMW X1** seats
	CFAA	3	**Audi Q3** seats
COMPACT SUV	CQYFAS	1	**Changan CS55** seats
COMPACT UPPER	YFAS	1	**Kia K2** seats
	GAAS	2	**Honda Fit** seats
	YFAS	3	**Volkswagen Polo** seats
LARGE MPV	YFAS	1	**Buick New GL8** seats
		2	**Buick All New GL8** seats
LARGE SUV	GAAS	2	**GAC Trumpchi GS8** seats
MIDSIZE	YFAS	1	**Buick Excelle GX** seats
	GZDFAS	2	**Nissan Sylphy** seats
	GZDFAS	3	**Nissan Lannia** seats
COMPACT	YFAS	3	**Chevrolet Sail** seats
MIDSIZE BASIC	YFAS	1	**Skoda Rapid** seats
MIDSIZE MPV	YFAS	1	**Volkswagen Touran L** seats
		3	**Buick GL6** seats
MIDSIZE SUV	YFAS	3	**Peugeot 4008** seats
MIDSIZE UPPER	YFAS	1	**Buick LaCROSSE** seats
		2	**Volkswagen Passat** seats
MIDSIZE UPPER ECONOMY	Tachi-S-Adient	3	**Honda Jade** seats
SMALL SUV	YHAS	1	**JAC Refine S3** seats

8

Challenging 2018 in both SS&M and NA Seating Investor Meeting: January 2019 Negative headwinds impacting SS&M Volume & complexity of launches (higher than historical norm) Rising input costs (commodities & freight) Negative headwinds impacting NA Seating Higher than normal volatility in customer releases Unplanned legacy program extensions Challenging customer pricing targets Futuris integration Inadequate & stretched resources Staffing levels greater than customer run rate Ongoing launch of front seat global architecture Scope changes Commonality assumptions significantly reduced Launch planning assumptions that did not materialize Common headwinds

2018 challenges significantly impacted ADNT’s financial results Good underlying company but suffering from significant external and internal headwinds 7.5% 4.7% $’s millions $1,605 $1,200 1 For Non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP Equity earnings in Seating remained strong; however, performance at YFAI weighed on earnings Impact on FY2018 earnings primarily driven by unsuccessful launches and economic headwinds without recovery or offsets

Examples of 2018 challenges – Clanton, AL

ADIENT

Q1 FY18

Issue

- Launch challenges associated with large domestic SUV (2nd / 3rd row rear seat structures only)
  - Low machine utilization, poor FTT, high premium freight, poor quality, additional warehouse, etc.
  - Added support personnel: quality professionals, weld technicians, internal and external containment, additional Clanton team members
- Platform Loss per vehicle of ($1900)

Q2 FY18

Actions taken

- Improved production stability
- Focused labor efficiency improvements
- New operations manager hired
- Implemented material review board (scrap reduction initiative)

Results

- Labor costs improved by 16% from Q1
- Premium freight reduced by 61% from Q1

Q3 FY18

Actions taken

- New plant manager hired
- Reduction of contract direct, indirect and salary labor, incl. premium overtime
- Numerous Kaizen events conducted to improve weld health (FTT)
- Improved daily production, material buffers optimized
- Initiated commercial discussions

Results

- Labor costs improved by 21% from Q2
- Premium freight reduced by 93% from Q2

Q4 FY18

Actions taken

- Executed successful commercial actions (fixed pricing and addressed material economics / tariffs)
- Implemented required changes for Q4 volume increases
- Continued efficiency and welding FTT improvement

Results

- Decrease in premium freight ($1.1M run rate reduction from Q1)
- Reduced customer containment
- Assembly line MU improved from 42% (Q1) to 75%

Fiscal 2019

- Plant and program now operating "in the black"
- Continued improvement resulting in improved profit per vehicle
- Scrap reduced by 81% from Q1 FY18
- A combination of successful operational and commercial actions resulted in profitability

~ $(24) M → **Clanton Adjusted EBITDA** → Profitable

11 Investor Meeting: January 2019
Adient – Improving the experience of a world in motion

Examples of 2018 challenges – volume and complexity of launches Investor Meeting: January 2019 Higher number of launches than historical norm Next generation product launches have greater complexity SS&M launches included global common architecture for multiple customers Strained resources from launch planning assumptions that did not materialize Distractions outside of core business (i.e. Futuris integration, West Coast strategy, RECARO, Adient Aerospace) further diluted resources Significant launch activity will remain a challenge through FY19; focusing on the core business and rightsizing SS&M is expected to reduce launch complexity Complexity Lower Higher

Examples of 2018 challenges – recliners and common front seat architecture Units: vehicles in millions Program won in 2013, launched in early FY18 in North America and late FY18 in Europe In development over 40% decrease in part commonality without offsetting commercial compensation North America launch caused significant issues with over $20M in losses in Q1 of FY18, today program is profitable in North America Increased volume in Europe in Q1 FY19 driving significant losses Working with customers on commercial terms and expect program to achieve marginal profitability during FY20 FY18 represented first significant production year for 3000 recliner family 2000 recliner family is gradually phasing out thru FY25 In FY18 needed to augment automated assembly lines with six additional manual lines due to launch challenges on the automated lines (production costs on manual lines nearly double compared with automated lines) Production shortages in FY18 and resulting backlog resulted in significant premium freight charges At end of Q1 FY19 managed to eliminate the manual lines as well as the premium freight Units: parts in millions

Margin potential and CEO observations from first 100 days

Benchmarking our performance



Closest peer 8.5 – 9% 2
Adjusted EBITDA %
6.8%
7.5%
4.7%
Gap to closest peer ~ 400 bps 3
FY 2016
FY 2017
FY 2018
ADNT (excl. Equity Inc) 1

1 - For Non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
2 - Based on external reports revised to align with ADNT fiscal year and Adjusted EBITDA
3 – Components of margin gap include; ~ 200-250 bps SS&M recovery/downsize, ~ 100-150 bps core seating improvements, and ~ 50 bps China JV infrastructure,

CEO observations of 100 day assessment

- Leading customer position
  - Diversified revenue with #1 market share largest markets (NA & China)
  - #1 or 2 position in most other markets
- Capability to selectively vertically integrate in major markets
- Extremely attractive JV mix in China with strong cash capitalization (monetize where possible)
- Structural ROIC disadvantage through higher complexity in SS&M business
- Significant operational challenges (i.e., launches & uncompetitive cost structure)
- Focus on growth has reduced focus on commercial recoveries from things like program scope changes and economic recoveries

It does not appear there are structural reasons Adient's margins should not be comparable to its peers; however, it will take time to correct the past and close the gap

14 Investor Meeting: January 2019
Adient – Improving the experience of a world in motion

Key actions - transitioning from 100-day plan

ADIENT

Focus on core "back-to-basics"

- Re-establish business mindset with clear accountability
- Reduce / eliminate non-essential spending
- Divest non-core businesses / assets (i.e. Korea interiors)
- Cut / downsize side investment

Fix and prevent operational / launch problems

- Problem plant focus
- Redirect resources to eliminate operational waste
- Tighter / true assessment of future launch risks
- Selective outsourcing (make / buy)

Commercial discipline

- Economics / surcharge / tariff / FX recoveries
- Re-establish VA/VE activities to drive material costs down
- Replace / exit bad customers / programs
- Focus on profitable growth / ROIC with product / customer / region strategy

Strengthen balance sheet

- Evaluating options to refinance credit facilities to provide flexibility and liquidity to manage through the turnaround
- China JVs have over $1B in net cash – implement monetization ideas
- Focus on cash flow improvements across company (tooling, capex, working capital, etc.)

Downsize SS&M

- Focus on tier 1 business
- Downsize tier 2 business (today 55% - 60% tier 2)
- Achieve cash flow neutrality by 2021 at a minimum

First 180+ days

Day 181+

15 Investor Meeting: January 2019
Adient – Improving the experience of a world in motion

New leadership organization to deliver a turnaround Douglas Del Grosso President and Chief Executive Officer Kelli Carney Vice President and Chief Purchasing Officer Jerome Dorlack Vice President Seating Americas Cathy Ebacher Vice President General Counsel and Secretary Byron Foster Executive Vice President SS&M Brian Grady Vice President Commercial Jeff Stafeil Executive Vice President and Chief Financial Officer Paul Van Hoof Vice President Corporate Development Michel Berthelin Vice President Seating EMEA Neil Marchuk Executive Vice President and Chief Human Resources Officer James Huang Vice President Seating APAC New to company or role last twelve months Memo: 11 out of 19 leaders in place at spin-off from JCI are no longer with ADNT Driving more responsibility into the regions; pivoted to profitability & cash flow vs. backlog growth for incentive compensation structure

Looking forward – fiscal 2019 Investor Meeting: January 2019

Anticipated macro influences Investor Meeting: January 2019 Foreign Exchange Commodities Trade / Tariffs / Wage inflation Global Industry Demand In general, softening demand compared with recent years; however, no hard landing expected NA: Relatively stable; late in cycle and rising interest rates pressuring demand and affordability Europe: WLTP, Brexit and political uncertainty (France and Italy) likely to weigh on the industry China: Reduction in production planned to clear elevated inventory levels; recovery expected late 2019 Trade War duty on Chinese products and global steel expected to have an annual impact of approximately $20M USMCA trade agreement signed. Agreement must be ratified by each nation’s legislature. Final rules remain uncertain. Cautiously optimistic that most Adient goods will still qualify Rising labor costs in Mexico Steel economics in NA expected to be less of a headwind in FY19 vs. FY18 as the market has pulled back from its peak 2018 levels. In Europe, the market has been mixed as mills are pushing for increases Softening chemical markets, especially in TDI, resulting in favorable economics. TDI down in all three major regions on ample supply and slowing demand. Monomeric MDI remains tight. Polyols flat to down as propylene falls. Weaker global currencies versus the U.S. Dollar is expected to pressure results Euro Chinese RMB Brazilian Real

Fiscal 2019 outlook

ADIENT

Preliminary Q1

Revenue	~ $4,158M
Adj. EBITDA	~ $175M Incl. equity income of ~$80M
Free Cash Flow	~ $(300)M

Reconciliations of non-GAAP measures related to FY2019 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations

<u>Commentary on Q1 / full year</u>

- First half FY19 expected to be trough Adj. EBITDA / earnings; expect to see improvement in second half results vs. first half results (but lower than FY18)
- Unconsolidated Seating and SS&M sales down ~10% (down 5% excluding FX) vs. China industry production down ~10%
- Outside of operational headwinds, FY19 is expected to be impacted by:
  - Temporary SG&A benefits not repeating in FY19
  - Weaker global currencies vs. USD
  - Elimination of "becoming Adient" adjustments
  - Increased Adient Aerospace spend vs. FY18
  - Adoption of ASU NO. 2017-07 (pension disclosure)
- Additional updates to be provided through the year as we gain clarity on key variables (E.g. pace of operational launch improvements, commercial discussions, tariffs, China volumes, etc.)

Visible signs of improvement in earnings are expected as we progress through the second half of FY19

19 Investor Meeting: January 2019
Adient – Improving the experience of a world in motion

Significant flexibility in capital structure Investor Meeting: January 2019 Secured leverage very low today Strong and supportive bank group No near term maturities Most of debt is unsecured and not due until 2024/2026 Options exist to refinance secured debt to more flexible structure Reduce or eliminate covenant exposure (i.e. transition to less restrictive secured structure) Sizeable tangible asset base Initiated discussions with bank group to refinance existing credit facilities Additional opportunities to leverage strength of JV balance sheets Seating JVs net cash position of ~$1.2B at 9/30/18 FY18 cash dividend of $290M, 75% conversion ratio; high visibility into cash dividends from China (based on prior year’s equity income) Continue to actively engage with JV partners to maximize and unlock additional cash / value

What you can expect for Adient going forward Investor Meeting: January 2019 Top priority is to improve EBITDA and free cash flow near-term Increase the strength and flexibility of our balance sheet Focus on profitable growth and return on invested capital with specific product, customer and regional strategies Rightsize SS&M business

Questions? Investor Meeting: January 2019

January Investor Meeting Investor Meeting: January 2019 APPENDIX AND FINANCIAL RECONCILIATIONS

Non-GAAP financial measurements Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted free cash flow, Net debt and Net leverage as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted free cash flow, Net debt and Net leverage are measures used by management to evaluate the operating performance of the company and its business segments to forecast future periods. Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales. Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales. Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits. Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes. Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares. Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income. Free cash flow is defined as cash from operating activities less capital expenditures. Adjusted free cash flow is defined as free cash flow adjusted for cash transferred from the former Parent post separation. Management uses these measures to evaluate the performance of ongoing operations separate from items that may have a disproportionate impact on any particular period. These measures are also used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry Net debt is calculated as gross debt less cash and cash equivalents. Net leverage is calculated as net debt divided by last twelve months (LTM) pro-forma adjusted-EBITDA. Investor Meeting: January 2019

Non-GAAP reconciliations EBIT, Adjusted EBIT, Adjusted EBITDA Reflects incremental expenses associated with becoming an independent company and expenses associated with the separation from JCI Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income Reflects restructuring related charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 The twelve months ended September 30, 2018 primarily includes $22 million integration costs associated with the acquisition of Futuris, $11 million of non-recurring consulting fees related to SS&M, and a $8 million charge related to the impact of the U.S. tax reform on YFAI. The twelve months ended September 30, 2017 primarily includes $3 million of transaction costs associated with the acquisition of Futuris and $12 million of initial funding of the Adient foundation. The twelve months ended September 30, 2016 includes a $24 million multi-employer pension credit associated with the removal of costs for pension plans that remained with the former Parent, $22 million of favorable settlements from prior year business divestitures, a $20 million favorable legal settlement and a $13 million favorable commercial settlement Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 and non-recurring impairment charges. Fiscal 2018 restructuring and impairment costs includes a non-cash pre-tax impairment charge of $1,086 in the SS&M business ($787 million related to long-lived assets $299 million related to goodwill), a $49 million non-cash impairment charge related to assets held for sale and a $46 million qualified restructuring charge Reflects net mark-to-market adjustments on pension and postretirement plans An amendment to the rights agreement of a seating affiliate in China was finalized in the fourth quarter of fiscal 2017 giving Adient control of the previously non-consolidated affiliate. Adient began consolidating the entity in July 2017 and was required to apply purchase accounting, including recognizing a gain on our previously held interest, which has been recorded in equity income Reflects a non-cash impairment charge related to Adient's YFAI investment balance, which has been recorded within the equity income line in the consolidated statements of income Pro-forma amounts include IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under JCI, interest expense that Adient would have incurred had it been a stand-alone company and the impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction For the twelve months ended September 30, 2018 and 2017, stock based compensation excludes $10 million and $16 million, respectively. These amounts are included in Becoming Adient costs discussed above For the twelve months ended September 30, 2018, depreciation excludes $7 million, which is included in restructuring related charges discussed above. For the twelve months ended September 30, 2017, depreciation excludes $5 million which is included in Becoming Adient costs discussed above For the twelve months ended September 30, 2018, income tax provision includes a non-cash tax charge of $555 million to establish valuation allowances against net deferred tax assets in certain jurisdictions and a tax charge of $210 million, primarily non-cash, to recognize the impact of U.S. tax reform legislation. For the twelve months ended September 30, 2016, income tax provision includes tax charges associated with the separation from the former Parent.

Non-GAAP reconciliations Adjusted Equity Income Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income. 2. Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 along with restructuring costs at partially owned affiliates recorded within equity income. 3. During the three months ended September 30, 2018, the Company recorded a non-cash pre-tax impairment charge related to its YFAI investment balance of $358 million (post-tax charge of $322 million). On-going performance issues within the YFAI business led Adient to perform an impairment analysis of its YFAI investment and resulted in the recognition of such impairment charge, which has been recorded within equity income 4. In 2017, an amendment to the rights agreement with a Seating affiliate in China was finalized, giving Adient control of the previously non-consolidated JV. Adient began consolidating the affiliate in July 2017 and was required to apply purchase accounting, including recognizing a gain on our previously held interest, which has been recorded in equity income. 26 Investor Meeting: January 2019

Prior Period Results Q1-2016 Investor Meeting: January 2019 27